EXHIBIT 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)

I, Roger Palmer, Vice President Finance and Interim Chief Financial Officer of Golden Star Resources Ltd., certify, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended June 30, 2008 of Golden Star Resources Ltd. that:

(1) The Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained and incorporated by reference in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Golden Star Resources Ltd.

/s/ Roger Palmer
Roger Palmer Vice President Finance and Interim Chief Financial Officer August 4, 2008